Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE November 2, 2007	CONTACT:	Thomas A. Young, Jr. Paul M. Harbolick, Jr. (703) 814-7200
Alliance Bankshares Reports 3rd Quarter 2007 Results
CHANTILLY, VA — Alliance Bankshares Corporation (NASDAQ — ABVA) today reported third quarter 2007 earnings of $197 thousand and year to date earnings of $1.4 million or $.25 earnings per share, diluted for the first nine months of 2007. The third quarter results include an unfavorable market adjustment for items accounted for on a Fair Value basis of $729 thousand. The results for the nine months ended September 30, 2007 include an unfavorable market adjustment for items accounted for on a Fair Value basis of $1.4 million.
Our third quarter results were negatively impacted by two major business items: the continued softness in the real estate economy and the related impact on our core deposit base.
“As I stated in our second quarter 2007 earnings release, ‘the next few quarters will remain challenging as credit quality and deposit growth remain difficult to forecast.’ Nothing has changed to cause me to back away from that statement: we continue to see the adverse effects of the local residential real estate markets on our clients and our business performance. Predicting with any degree of certainty when the market will improve is impossible,” said Thomas A. Young, Jr., President and CEO. “However, this has not stopped us from making the kinds of investments in people, products and markets that we believe position us to better serve our clients now and in the future. We have added relationship managers in our Commercial Banking and Private Client Groups and our Insurance Division continues to exceed expectations. We have committed to new branch locations in Annandale and Fredericksburg, which we expect to have open in 2008. We have invested in a new customer relationship management system to enable us to better serve our clients. And we continue to invest heavily in training and product enhancements to ensure that our people have all the skills and products necessary to allow Alliance Bankshares to grow and prosper in the future,” said Young.
Total assets were $569.0 million as of September 30, 2007 or $75.4 million lower than the December 31, 2006 level of $644.4 million and $74.7 million lower than the September 30, 2006 level of $643.7 million. In May, we indicated that the portfolio rebalancing activities would reduce the size of the company by approximately $75 million. The weak housing market in the metropolitan Washington, D.C. area has also impacted our deposit base. Total deposits amounted to $375.5 million as of September 30, 2007 which is $95.8 million less than the December 31, 2006 level of $471.3 million. On a linked quarter basis, demand deposits declined by $29.7 million. Our loan portfolio was $396.0 million or $17.3 million greater than the December 31, 2006 level of $378.7 million and $19.0 million greater than the September 30, 2006 level of $377.0 million.

Alliance took significant steps over the past two quarters to reposition the balance sheet. The investments accounted for on a fair value basis amount to $102.0 million or $52.6 million less than the March 31, 2007 level of $154.6 million. The portfolio yield has increased to 5.80% or 117 basis points higher than the March 31, 2007 level of 4.63%.
At September 30, 2007, our nonaccrual loans totaled $3.0 million. The largest loan in the nonaccrual group is $2.0 million to an operating company which filed Chapter 7 bankruptcy and is supported by corporate, real estate and personal assets of the principal. We had three pieces of OREO amounting to $781 thousand as of September 30, 2007. In addition, we have $10.2 million in accruing loans with specific reserves. Our total nonperforming assets amounted to $14.0 million as September 30, 2007. The significant increase in loans with a specific allocation of the allowance losses relate to a single borrower with five projects. The project loans total $7.9 million as of September 30, 2007. Approximately, $3.9 million of the loans cover specific construction projects which are under contract. We anticipate the completion and sale of the projects to occur in the late fourth quarter 2007 or early first quarter 2008. We have established specific reserves of $920 thousand for all nonperforming assets after considering what we believe are reasonable estimates of collateral values supporting these loans. Our allowance for loan losses was 1.30% of total loans outstanding as of September 30, 2007 or 15 basis points higher than the September 30, 2006 level of 1.15% and 4 basis points higher than the June 30, 2007 level of 1.26%.
Changing credit conditions and the outlook for additional stress on the local residential real estate markets suggested that higher reserves are warranted. While substantially all loans in the portfolio are secured and each loan was underwritten using collateral standards that we believe were and are consistent with industry practices, the duration and severity of the current slowdown in the residential housing market has placed financial stress on a number of our builders and related industry clients. Based on the general trends in the market, we would expect this situation to continue through at least early 2008.
“I believe that management is taking appropriate steps to deal with the current real estate challenges facing Alliance and our clients. As the cycle changes the steps taken to expand the customer base and calling officer teams will propel Alliance back to a performance level consistent with our internal expectations and past performance,” said Harvey E. Johnson, Jr., Chairman of the Board of Directors.
Alliance Bankshares Corporation is a locally managed community banking organization based in Northern Virginia. The independent status of the organization allows the Bank’s management to create implement and maintain banking services with a level of flexibility, creativity and discretion that is not possible with larger institutions.
Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability, balance sheet management goals and actions and financial and other goals. These statements are based on certain assumptions and analyses by the company and other factors it believes are appropriate in the circumstances. However, the company’s expectations are subject to a number of risks and uncertainties such as changes in personnel, interest rates, accounting standards, economic conditions and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the company’s most recent report on Form 10-K and other documents filed with the Securities and Exchange Commission.
* All per share amounts are adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend paid on June 30, 2006.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###

ALLIANCE BANKSHARES CORPORATION
Consolidated Balance Sheets

	September 30,	December 31,	September 30,
	2007*	2006	2006*
	(Dollars in thousands)
ASSETS

Cash and due from banks	$19,300	$21,918	$26,771
Federal funds sold	7,688	11,727	14,500
Trading securities, at fair value	101,961	—	—
Investment securities available-for-sale, at fair value	27,176	200,719	204,875
Investment securities held-to-maturity, at amortized cost	100	100	100

Loans held for sale	1,573	18,534	10,104
Loans, net of unearned discount and fees	396,038	378,676	377,019
Less: allowance for loan losses	(5,134)	(4,377)	(4,336)

Loans, net	390,904	374,299	372,683

Premises and equipment, net	2,244	2,394	2,736
OREO	781	—	—
Goodwill and intangibles	6,388	5,389	3,044
Other assets	10,894	9,291	8,874

TOTAL ASSETS	$569,009	$644,371	$643,687

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$83,591	$158,728	$162,789
Interest-bearing deposits ($110,535 at fair value)	291,926	312,605	280,077

Total deposits	375,517	471,333	442,866

Repurchase agreements, federal funds purchased and other borrowings	54,298	53,197	98,444
Federal Home Loan Bank advances, at fair value	75,452	50,000	35,000
Trust Preferred Capital Notes	10,310	10,310	10,310
Other liabilities	3,367	4,894	3,457
Commitments and contingent liabilities	—	—	—

TOTAL LIABILITIES	518,944	589,734	590,077

Common stock, $4 par value; 15,000,000 shares authorized; 5,116,119, 5,551,477 and 5,544,477 shares issued and outstanding at September 30, 2007, December 31, 2006 and September 30, 2006, respectively.	20,464	22,206	22,178
Capital surplus	25,156	29,126	29,067
Retained earnings	4,652	5,987	5,433
Accumulated other comprehensive (loss), net	(207)	(2,682)	(3,068)

TOTAL STOCKHOLDERS’ EQUITY	50,065	54,637	53,610

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$569,009	$644,371	$643,687

*	Unaudited financial results

(1)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Income Statements

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007*	2006*	2007*	2006*
	(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$7,838	$8,017	$23,457	$21,484
Investment securities	317	2,427	1,003	7,235
Trading securities	1,455	—	4,848	—
Federal funds sold	52	93	154	376

Total interest income	9,662	10,537	29,462	29,095

INTEREST EXPENSE:
Deposits	3,057	2,786	9,085	7,141
Purchased funds and other borrowings	2,068	2,317	6,547	6,016

Total interest expense	5,125	5,103	15,632	13,157

Net interest income	4,537	5,434	13,830	15,938
Provision for loan losses	235	255	1,120	920

Net interest income after provision for loan losses	4,302	5,179	12,710	15,018

OTHER INCOME:
Deposit account service charges	54	64	231	166
Gain on sale of loans	66	962	949	3,228
Insurance commissions	782	350	2,606	1,277
Net gain (loss) on sale of securities	(17)	(26)	55	(127)
Trading activity and fair value adjustments	(729)	—	(1,370)	—
Other operating income	47	52	137	152

Total other income	203	1,402	2,608	4,696

OTHER EXPENSES:
Salaries and employee benefits	2,120	2,472	6,698	7,624
Occupancy expense	482	509	1,453	1,303
Equipment expense	252	232	760	727
Operating expenses	1,405	1,366	4,441	4,249

Total other expenses	4,259	4,579	13,352	13,903

INCOME BEFORE INCOME TAXES	246	2,002	1,966	5,811
Income tax expense	49	633	558	1,886

NET INCOME	$197	$1,369	$1,408	$3,925

Net income per common share, basic(1)	$0.04	$0.25	$0.26	$0.71

Net income per common share, diluted(1)	$0.04	$0.23	$0.25	$0.66

Weighted average number of shares, basic(1)	5,246,891	5,534,140	5,441,363	5,533,369

Weighted average number of shares, diluted(1)	5,465,239	5,932,876	5,742,793	5,925,463

*	Unaudited financial results

(1)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Performance Information

	September 30,	September 30,
	2007*	2006*
	(Dollars in thousands, except per share)
Performance Information:

For The Three Months Ended:
Average loans	$394,684	$386,695
Average earning assets	532,242	600,600
Average assets	561,431	634,905
Average non-interest bearing deposits	76,691	129,974
Average total deposits	343,369	399,535
Average interest-bearing liabilities	432,601	446,627
Average equity	50,718	51,493
Return on average assets	0.14%	0.86%
Return on average equity	1.54%	10.55%
Net interest margin(1)	3.44%	3.64%
Earnings per share, basic(2)	$0.04	$0.25
Earnings per share, diluted(2)	0.04	0.23

For The Nine Months Ended:
Average loans	$394,438	$359,435
Average earning assets	559,055	578,809
Average assets	589,432	612,700
Average non-interest bearing deposits	87,612	134,466
Average total deposits	359,631	392,020
Average interest-bearing liabilities	444,844	422,788
Average equity	53,635	50,056
Return on average assets	0.32%	0.86%
Return on average equity	3.51%	10.48%
Net interest margin(1)	3.36%	3.71%
Earnings per share, basic(2)	$0.26	$0.71
Earnings per share, diluted(2)	0.25	0.66

*	Unaudited financial results

(1)	On a fully-tax equivalent basis assuming a 34% federal tax rate.

(2)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information(1)

	September 30,	September 30,
	2007*	2006*
	(Dollars in thousands)

Credit Quality Information:
Nonperforming assets:
Impaired loans (performing loans with a specific allowance)	$10,218	$3,265
Non-accrual loans	3,019	—
OREO	781	—

Total nonperforming assets & past due loans	$14,018	$3,265

Specific reserves associated with impaired loans	$920	$345

September 30, 2007 impaired loans relate to four borrowers:
$7.9 million which consists of two single family residential construction loans and three land loans all to one borrower. The two homes have pending sales contracts of $3.9 million which are expected to close late in the fourth quarter of 2007 or early in the first quarter of 2008.
$1.6 million which is a series of equipment loans and a line of credit to a single borrower involved in real estate development activities.
$521 thousand which is a commercial term loan to a borrower involved in real estate services.
$145 thousand which is a consumer HELOC.
September 30, 2007 non-accrual loans relate to five borrowers:
$2.0 million has been non-performing for several quarters to a building related operating company, which is in bankruptcy.
$544 thousand which is an office condominium that was sold and settled after September 30, 2007.
$293 thousand which is a single house under construction to a bankrupt builder in process of converting to OREO and completing the house.
Two consumer HELOCs, one for $160 thousand and one for $68 thousand.
September 30, 2007 OREO relate to three properties:
$360 thousand which is a single family residential property currently under a ratified purchase contract to a qualified buyer.
$296 thousand which is an office condominium in Northern Virginia.
$125 thousand which is a residential building lot in a recreational development in Central Virginia.

Ratios:

Allowance for loan losses to total loans	1.30%	1.15%
Allowance for loan losses to non-accrual loans	1.7X	NM
Allowance for loan losses to nonperforming assets	0.4X	1.3X
Nonperforming assets to total assets	2.46%	0.51%
Net charge-offs to average loans	0.09%	0.00%

For The Nine Months Ended:
Gross charge-offs	$420	$11
Gross recoveries	(57)	(5)

Net charge-offs	$363	$6

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO and loans past due 90 days or more and still accruing interest.
NM = Not Meaningful

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Capital Information

	September 30,	September 30,
	2007*	2006*
	(Dollars in thousands, except per share)
Capital Information:
Book value per share(1)	$9.79	$9.67
Tier I risk-based capital ratio	12.4%	14.5%
Total risk-based capital ratio	13.6%	15.5%
Leverage capital ratio	9.6%	10.1%
Total equity to total assets ratio	8.8%	8.3%

*	Unaudited financial results

(1)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Trading Asset Summary

	September 30, 2007 [1]		June 30, 2007		March 31, 2007
	Fair		Fair		Fair
Trading Assets	Value	Yield	Value	Yield	Value	Yield
	(Dollars in thousands)

U.S. government corporations & agencies	$18,932	6.14%	$19,623	4.87%	$58,385	4.45%
U.S. government CMOs	—	0.00%	9,810	4.47%	24,339	4.27%
U.S. government MBS	—	0.00%	6,570	4.20%	18,462	4.16%
PCMOs[2]	36,253	5.29%	43,102	5.23%	53,397	5.14%
SBA securities[3]	46,776	6.05%	32,912	6.15%	—	0.00%

Totals	$101,961	5.80%	$112,017	5.28%	$154,583	4.63%

[1]	As of October 31, 2007 the trading asset portfolio is $90.9 million. The composition is $21.1 million of U.S. government agencies, $23.6 million of PCMOs and $46.2 million of SBA securities. The effective portfolio yield is 5.65%.

[2]	All PCMOs are rated AAA by Moody’s, S&P or Fitch.

[3]	SBA securities are U.S. government agency securities. For presentation purposes they are separated out on the table above.